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                                                                   Exhibit 21.1

                        SILICON GRAPHICS, INC. SUBSIDIARIES


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
                                                        Jurisdiction of
          Name                                           Incorporation
          ----                                          ---------------
Alias|Wavefront, Inc.                                       California
ParaGraph International, Inc.                               California
Cray Research, Inc.                                         Delaware
Cray Asia/Pacific, Inc.                                     Delaware
Cray Financial Corporation                                  Delaware
Cray Research (America Latina) Ltd.                         Delaware
Cray Research (Eastern Europe) Ltd.                         Delaware
Cray Research (India) Ltd.                                  Delaware
Cray Research International, Inc.                           Delaware
MIPS Technologies, Inc.                                     Delaware
Silicon Graphics Real Estate, Inc.                          Delaware
Silicon Graphics World Trade Corporation                    Delaware
Silicon Studio, Inc.                                        Delaware
Silicon Graphics S.A.                                       Argentina
Silicon Graphics Pty Limited                                Australia
Silicon Graphics Computer Systems Ges.m.b.H.                Austria
Silicon Graphics International Inc.                         Barbados
Silicon Graphics S.A./N.V.                                  Belgium
Alias|Wavefront N.V.                                        Belgium
Silicon Graphics Comercio e Servicos Limitada               Brazil
831495 Ontario Ltd.                                         Canada
Cray Research (Canada) Inc.                                 Canada
Silicon Graphics Limited                                    Canada
Wavefront Canada Limited                                    Canada
Silicon Graphics S. A.                                      Chile
Silicon Graphics spolecnost s rucerum omezenym              Czech Republic
Silicon Graphics A/S                                        Denmark
Silicon Graphics OY                                         Finland
Silicon Graphics                                            France
Alias|Wavefront S.A.                                        France
APTOS Application Software Technologies GmbH                Germany
Silicon Graphics GmbH                                       Germany
Alias|Wavefront GmbH                                        Germany
Silicon Graphics A.E.                                       Greece
Silicon Graphics Limited                                    Hong Kong
Silicon Graphics Kft.                                       Hungary


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
                                                        Jurisdiction of
          Name                                           Incorporation
          ----                                          ---------------
Silicon Graphics Systems (India) Private Ltd                India
Cray Research (Israel) Ltd.                                 Israel
Silicon Graphics Biomedical (1995) Ltd.                     Israel
Silicon Graphics Computer Systems Limited                   Israel
Alias|Wavefront  Srl                                        Italy
Silicon Graphics S.p.A.                                     Italy
Wavefront Technologies, Srl                                 Italy
Cray Foreign Sales Corporation, Ltd.                        Jamaica
Alias|Wavefront K.K.                                        Japan
Nihon Silicon Graphics Cray K.K.                            Japan
Korea Silicon Graphics Ltd.                                 South Korea
Silicon Graphics Research (Malaysia) Sdn. Bhd.              Malaysia
Silicon Graphics S.A. de C.V.                               Mexico
Silicon Graphics B.V.                                       Netherlands
Silicon Graphics Europe Trade B.V.                          Netherlands
Silicon Graphics World Trade B.V.                           Netherlands
Silicon Graphics Limited                                    New Zealand
Silicon Graphics A/S                                        Norway
Silicon Graphics Computer Engineering and Technology        People's Republic
(China) Co. Ltd.                                            of China
Silicon Graphics Sp.z.o.o.                                  Poland
Cray-S.G.-Sistemas Informatico, Sociedada Unipessoal, LDA   Portugal
Silicon Graphics LLC                                        Russia
Parallel Graphics LLC                                       Russia
Silicon Graphics Pte. Limited                               Singapore
Silicon Graphics (Pty) Limited                              South Africa
Silicon Graphics, S.A.                                      Spain
Silicon Graphics AB                                         Sweden
Silicon Graphics S.A.                                       Switzerland
Silicon Graphics Manufacturing S.A.                         Switzerland
Silicon Graphics Limited                                    Taiwan
Silicon Graphics Bilbisayar Sistemleri Anonim Siket         Turkey
Alias|Wavefront Limited                                     United Kingdom
Alias Sonata Limited                                        United Kingdom
Cray Research (UK) Ltd.                                     United Kingdom
Silicon Graphics Application Systems Limited                United Kingdom
Silicon Graphics Limited                                    United Kingdom
AWAVE Limited                                               United Kingdom
Silicon Graphics Manufacturing Finance Limited              Jersey Channel
                                                            Islands
Silicon Graphics S.A.                                       Venezuela

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